Exhibit 77(Q1)

Sub-Item 77Q1(e)

Form of Amended Schedule A to the Investment Advisory Agreement (amended as of September 29, 2017). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 26, 2017 (Accession Number 0001193125-17-294384).